                                                                      Exhibit 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                           Three months ended                 Nine months ended
                                                    -------------------------------    --------------------------------
                                                    September 30,     September 30,    September 30,      September 30,
                                                         1997              1996              1997              1996
                                                        ------            ------            ------            ------
                                                                   (In thousands, except per share data)
Primary:
Average outstanding shares                               5,967             5,949             5,958             5,922
Net effect of dilutive stock options - based
    on the treasury stock method using the
    average market price                                   251               108               164               135
                                                        ------            ------            ------            ------
Totals                                                   6,218             6,057             6,122            6,057
                                                        ======            ======            ======            ======
Net income                                              $3,176            $  887            $5,891            $2,617
                                                        ======            ======            ======            ======
Per share amount                                        $  .51            $  .15            $  .96            $  .43
                                                        ======            ======            ======            ======

Fully diluted:
Average shares outstanding                               5,967             5,949             5,958             5,922
Net effect of dilutive stock options - based
    on the treasury stock method using the
    quarter-end market price if higher than
    the average market price                               296               108               296               141
                                                        ------            ------            ------            ------
Totals                                                   6,263             6,057             6,254             6,063
                                                        ======            ======            ======            ======
Net income                                              $3,176            $  887            $5,891            $2,617
                                                        ======            ======            ======            ======
Per share amount                                        $  .51            $  .15            $  .94            $  .43
                                                        ======            ======            ======            ======